                                                                   EXHIBIT 10.41

                                 FIRST AMENDMENT
                                       TO
                    RESOURCE BANCSHARES MORTGAGE GROUP, INC.
                         NON-QUALIFIED STOCK OPTION PLAN

         THIS FIRST AMENDMENT TO RESOURCE BANCSHARES MORTGAGE GROUP, INC. NON-QUALIFIED STOCK OPTION PLAN (the "First Amendment") is made as of this 29th day of January, 1997 by RESOURCE BANCSHARES MORTGAGE GROUP, INC. (the "Company").

                              W I T N E S S E T H:

         WHEREAS, the Company maintains the Resource Bancshares Mortgage Group, Inc. Non-Qualified Stock Option Plan (the "Plan") for the benefit of the employees of the Company; and

         WHEREAS, in Section 5.2 of the Plan, the Company reserved the right by action of Board of Directors (the "Board") to amend the Plan; and

         WHEREAS, the Board now desires to amend the Plan to decrease the number of shares of common stock of the Company subject to the Plan;

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the Company covenants and agrees that, subject to shareholder approval, the Plan is amended as follows, effective as of January 29, 1997.

         1. Section 3.2 of the Plan is amended by deleting the number "400,000" and substituting in lieu thereof the number "213,159."

         2. The Company reserves the right by action of the Board to amend further at any time any of the terms and provisions of the Plan as amended hereby. Except as expressly or by necessary implication amended hereby, the Plan shall continue in full force and effect.